UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2014, Physicians Realty Trust (the “Company”), through a subsidiary of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into a contribution agreement (the “Curie Agreement”) with Curie Building, Ltd. to acquire a specialty surgical hospital in El Paso, Texas in exchange for payment of approximately $30.9 million (inclusive of an agreed tenant improvement allowance) in a combination of cash and common units in the Operating Partnership (“OP Units”) to be determined at or prior to closing.

In connection with the Curie Agreement, the Company entered into contribution agreements for two adjacent related medical office buildings from EPOSG-East Building Ltd. and Kenworthy Building, Ltd. The combined El Paso portfolio consists of approximately 180,497 square feet and is approximately 92.5% occupied on long-term triple net leases. The portfolio, including the property acquired pursuant to the Curie Agreement, is being acquired for approximately $46.6 million payable in a combination of cash and OP Units, the amount of which to be determined at or prior to closing. The Curie Agreement and the related medical office building contribution agreements are subject to customary conditions to closing, including accuracy of representations and performance of covenants.

The information set forth below under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Each of the transactions described in Items 1.01 and 2.01 of this Current Report on Form 8-K was previously announced by the Company on September 8, 2014 in a press release, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 8, 2014, the Company, through a subsidiary of its Operating Partnership, entered into an agreement of sale and purchase with University Physician Group to acquire an approximately 176,000 square foot outpatient care center and medical office building in Troy, Michigan for approximately $46.5 million. The transaction closed on September 10, 2014. The facility is 100% occupied and has no applicable leasing history.

Item 8.01. Other Events.

On September 9, 2014, the Company and the Operating Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., as representatives of the several underwriters (the “Underwriters”), for an offering of 9,500,000 common shares of beneficial interest of the Company, which were registered pursuant to the Registration Statement on Form S-3 (File No. 333-197842), effective August 4, 2014 (the “Registration Statement”). The Underwriters exercised their option to purchase additional common shares in full, so the total number of common shares to be issued in the offering is 10,925,000. The offering is expected to close on September 12, 2014, subject to the satisfaction of customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit.

The offering was made pursuant to the prospectus supplement, dated September 9, 2014, and accompanying prospectus, dated August 19, 2014, filed with the Commission pursuant to the Registration Statement. The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement; (ii) a validity opinion with respect to the common shares; and (iii) an opinion with respect to tax matters.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits

1.1

Underwriting Agreement, dated September 9, 2014, among Physicians Realty Trust, Physicians Realty L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., as representatives of the several underwriters

5.1	Opinion of Venable LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 9, 2014, among Physicians Realty Trust, Physicians Realty L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., as representatives of the several underwriters

5.1	Opinion of Venable LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)